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                                                                   EXHIBIT 10.77

                        ENVIRONMENTAL INDEMNITY AGREEMENT


            ENVIRONMENTAL INDEMNITY AGREEMENT, dated as of May 2, 2000 by DECORA, INCORPORATED, a Delaware corporation ("Decora"), with its chief executive office at One Mill Street, Fort Edward, New York 12828-1727 and DECORA INDUSTRIES, INC., a Delaware corporation ("Parent"), with its chief executive office at One Mill Street, Fort Edward, New York 12828-1727 (Decora and Parenta sometimes being hereinafter referred to each individually as an "Indemnitor" and collectively as the "Indemnitors"), in favor of ABLECO FINANCE LLC, a Delaware limited liability company, with its chief executive office located at 450 Park Avenue, 28th Floor, New York, New York 10022 ("Indemnitee"), individually and as collateral agent (in such capacity, the "Collateral Agent") for the lenders which are now or are hereafter party to the Financing Agreement (as defined below).

                              W I T N E S S E T H:

            WHEREAS, Decora is the owner and operator of certain real property, together with the buildings and improvements located thereon, more particularly described on Exhibit A attached hereto (collectively, the "Premises");

            WHEREAS, the Indemnitors have requested that the Lenders (as hereinafter defined) make loans in an aggregate amount not to exceed $27,000,000 pursuant to and in accordance with a Financing Agreement, dated as of May 2, 2000, among the Indemnitors, the Lenders, the Collateral Agent and The CIT Group/Business Credit, Inc., as administrative agent for the Lenders (as the same may be amended from time to time, the "Financing Agreement") to be secured, among other things, by a mortgage on the Premises;

            WHEREAS, the Indemnitors will derive substantial benefit from the consummation of the transactions contemplated under the Financing Agreement;

            WHEREAS, the Lenders have required, as a condition to the execution and delivery by the Lenders of the Financing Agreement and the other documents to be executed and delivered in connection with or pursuant to the Financing Agreement, including, without limitation, the Mortgage and other Loan Documents and the consummation of the transactions contemplated under the Financing Agreement, that the Indemnitors execute and deliver this Indemnity Agreement with respect to the Premises and the Properties (as defined below); and

            WHEREAS, the Indemnitors wish to execute and deliver this Indemnity Agreement, to induce the Lenders to execute and deliver the Financing Agreement and the other Loan Documents and to consummate the transactions contemplated under the Financing Agreement.

            NOW, THEREFORE, in consideration of the foregoing, the mutual agreements hereinafter set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitors hereby agree as follows:

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SECTION 1. Defined Terms.

            (a) Each capitalized term used and not separately defined herein shall have the meaning ascribed to such term in the Financing Agreement.

            (b) The following terms when used herein shall have the following meanings when used herein:

            "Collateral" shall have the meaning assigned to that term in Section
1.01 of the Financing Agreement.

            "Default Rate" means the rate at which the Obligations accrue interest as set forth in Section 2.04(c) of the Financing Agreement.

            "Environmental Action" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any Governmental Authority, or any third party involving (i) a Hazardous Discharge (x) from or onto any of the Properties or (y) from or onto any facilities which received Hazardous Materials from any Indemnitor and/or any of the Affiliates or (ii) any violation of any Hazardous Materials Laws at any of the Properties.

            "Environmental Liabilities and Costs" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Action filed by any Governmental Authority or any third party which relate to any violations of Hazardous Materials Laws, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto any property presently or formerly owned by Indemnitors or predecessors in interest, or any facility which received Hazardous Materials generated by Indemnitors or predecessors in interest

            "Environmental Lien" means any lien, security interest, charge or other encumbrance for Environmental Liabilities and Costs incurred by a Governmental Authority.

            "Governmental Authority" means the United States of America, any State thereof, any political subdivision of either of them, any agency, department, commission, board, bureau or instrumentality of any of them, or any quasi-public agency established by any of the foregoing including, without limitation, any insurance rating organization or board of fire underwriters which exercises jurisdiction over the Properties.

            "Hazardous Materials" shall mean (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas,


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drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "Hazardous Materials Law" includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., and any other applicable federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment.

            "Lenders" shall have the meaning ascribed to such term in the Financing Agreement.

            "Properties" shall mean, collectively, the Premises and any other real properties (including all buildings located thereon) previously or hereafter owned, leased or operated, from time to time, by the Indemnitors or predecessors in interest.

            "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) of Hazardous Materials into the environment in violation of Hazardous Materials Laws.

            "Remedial Action" means all actions taken to clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or any other actions authorized by 42 U.S.C. 9601.

SECTION 2. Representations; Warranties; Covenants; and Indemnities.

            (a) Representations and Warranties. Indemnitors hereby represent and warrant to the Indemnitee as follows:

                (i) except as disclosed on Schedule "A" hereto, (A) the Indemnitors have obtained all required permits, approvals, authorizations and licensees which are necessary for their operations, and all such permits, approvals, authorizations and licenses are in full effect and the Indemnitors are in compliance with all terms and conditions of such permits, approvals, authorizations and licenses, (B) none of the Properties are now being used, nor have ever been


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used, for any activities involving, directly or indirectly, the use, handling, generation, treatment, storage, transportation, release or disposal of any Hazardous Materials except in full compliance with Hazardous Materials Laws, (C) the Properties of the Indemnitors are in compliance with all Hazardous Materials Laws, (D) there has been no Release at any of the Properties nor at any disposal or treatment facility which received Hazardous Materials generated by the Indemnitors or any predecessors in interest or title, (E) no Environmental Actions have been asserted against the Indemnitors or any predecessors in interest or title nor do the Indemnitors have knowledge or notice of any threatened or pending Environmental Action against the Indemnitors or any predecessors in interest or title, (F) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by the Indemnitors or any predecessors in interest or title.

                (ii) none of the Properties is subject to any existing, pending or threatened Environmental Action.

            (b) Covenants Relating to the Properties. The Indemnitors hereby covenant and agree as follows:

                (i) that the Indemnitors shall (A) comply with the requirements of all Hazardous Materials Laws that apply to the Properties from time to time and provide to the Collateral Agent all documentation in connection with such compliance that the Collateral Agent may reasonably request; and not cause or permit the Collateral or any of the Properties to be used for any activities involving, directly or indirectly, the use, generation, treatment, storage, release or disposal of any Hazardous Materials except in full compliance with Hazardous Materials Laws, (B) pay immediately when due the costs required to comply with any Hazardous Materials Laws, and (C) keep all of the Properties free of any Environmental Lien imposed pursuant to any Hazardous Materials Law from time to time.

                (ii) that the Indemnitors shall not install or permit to be installed on any of the Properties any asbestos-containing materials ("ACM") and shall promptly abate, encapsulate or remove any ACM existing at any of the Properties which is or becomes damaged or friable, at the Indemnitors' sole cost and expense.

                (iii) that the Indemnitors shall give the Collateral Agent and its agents and employees access to each of the Properties to monitor the Indemnitors' compliance with their obligations under this Indemnity Agreement.

                (iv) that if the Indemnitors shall fail to comply with their obligations under this Indemnity Agreement, the Financing Agreement or any of the other Loan Documents relating to any Hazardous Materials or the curing of any violation of any Hazardous Materials Law prior to the expiration of the cure period permitted under Hazardous Materials Law, the Collateral Agent shall have the right, but not the obligation, to take Remedial Actions which the Collateral Agent, in its absolute discretion, deems to be necessary to comply with the Hazardous Materials Law and to protect the value of its Collateral, and the costs thereof shall be added to the obligations of the Indemnitors under this Indemnity Agreement.


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            (c) Indemnities. The Indemnitors shall defend (with counsel acceptable to the Lenders) and save harmless the Collateral Agent and the Lenders from and against any and all claims, demands, penalties, fines, liabilities (including strict liability), settlements, damages, costs, disbursements or expenses (including, without limitation, all costs of attorneys' and consultants' fees and expenses, investigation and laboratory fees, court costs and litigation expenses) and Environmental Liabilities and Costs (collectively, the "Indemnified Matters") which may, at any time or from time to time, be imposed upon, incurred by or asserted or awarded against the Collateral Agent and the Lenders, by reason of, or arising from or out of:

                (i) the presence or Release of any Hazardous Materials at, on, in, above, under or affecting all or any portion of the Properties, without regard to the source or origin of such Release or the ownership of the Properties at the time of the violation or Release of such Hazardous Materials;

                (ii) any Release or threatened Release from any disposal facility which may have received Hazardous Materials generated by the Indemnitors;

                (iii) the breach of any representation or warranty made by the Indemnitors in Section 2(a) hereof or the breach of any covenant made by the Indemnitors in Section 2(b) hereof;

                (iv) the commencement of any Environmental Action or existence of violation of Hazardous Materials Laws at any of the Properties;

                (v) any acts or omissions of the Indemnitors in connection with the performance of any Remedial Action at any of the Properties;

                (vi) the Collateral Agent's or the Lenders' enforcement (or attempted enforcement) of any of the provisions of this Indemnity Agreement or the assertion by the Indemnitors of any defense to its obligations hereunder;

                (vii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to exposure to Hazardous Materials used, handled, generated, transported or deposited by the Indemnitors (or any predecessors in interest or title).

            Without limiting the generality of the foregoing, the scope of the indemnification provided to the Collateral Agent and the Lenders by this Indemnity Agreement shall extend to and include any diminution in the value of any of the Mortgages or other Loan Documents, as security for any or all of the Obligations, which is caused by any of the events described in clauses (i)-(vi) above and which is attributable to (A) a related loss of lien priority with respect to any of the Mortgages or other Loan Documents, (B) a related decline in the then current fair market value of any of the Properties, (C) a related impairment of the Collateral Agent's and the Lenders' practical ability to realize upon its rights under any or all of the Mortgages or other Loan Documents, or (D) any other loss of value with respect to the Mortgages or other Loan Documents which is caused, directly or indirectly, by any of the events described in clauses (i)-(vi) above.


SECTION 3. Indemnitors' Obligations Unconditional.

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            (a) The Indemnitors hereby agree that their obligations under this
Indemnity Agreement will be paid strictly in accordance with the terms of this Indemnity Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the Loan Documents or affecting any of the rights of the Lenders with respect thereto. The obligations of the Indemnitors under this Indemnity Agreement shall be absolute and unconditional irrespective of: (i) the validity, regularity or enforceability of the Loan Documents or any other instrument or document executed or delivered in connection therewith; (ii) any alteration, amendment, modification, release, termination or cancellation of any Loan Document, or any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the obligations of the Indemnitors contained in any Loan Document; (iii) any extension of the maturity of the Obligations or any waiver of, or consent to any departure from, any provision contained in any Loan Document; (iv) any exchange, addition, subordination or release of, or nonperfection of any lien on or security interest in, any collateral for the Obligations; (v) any alteration, modification, amendment, release, termination or cancellation of, or waiver of or consent to any departure from, any other indemnity or guaranty given in connection with the Obligations; (vi) any negligence by the Collateral Agent or the Lenders in the administration or enforcement of the obligations under the Loan Documents or hereunder or any delay in enforcing such obligations or in realizing on any collateral for such obligations; (vii) any failure by the Collateral Agent or the Lenders to advise the Indemnitors of adverse changes in the financial condition of the Indemnitors, the Properties or any matters relating to the Obligations; (viii) any sale, transfer, grant, conveyance or assignment of the Indemnitors' interest in any of the Properties or any part thereof; (ix) any other circumstance which might otherwise constitute a defense (legal, equitable or otherwise) available to, or a discharge of, the Indemnitors or any other guarantor or indemnitor with respect to the Obligations or any or all of the obligations under this Indemnity Agreement; (x) the Collateral Agent, any of the Lenders or any affiliate thereof at any time or in any manner participating in the management or control of, taking possession of (whether personally, by agent or by appointment of a receiver), or taking title to, any of the Properties or any portion thereof, whether by foreclosure, deed in lieu of foreclosure, sale under power of sale pursuant to the Loan Documents or otherwise; or (xi) any change, between the date hereof and the date on which all of the obligations hereunder are paid in full, in any laws with respect to Hazardous Materials, the effect of which may be to make a lender or mortgagee liable in respect of any of such obligations, notwithstanding the fact that no event, circumstance or condition of the nature described in clause (x) above ever occurred. The Indemnitors agree that any exculpatory language contained in any of the Loan Documents shall in no event apply to this Indemnity Agreement, and will not prevent the Collateral Agent or the Lenders from proceeding against the Indemnitors to enforce this Indemnity Agreement in accordance with the terms of this Indemnity Agreement.

            (b) This Indemnity Agreement is a continuing indemnity and shall remain in full force and effect until the satisfaction in full of all of the obligations of the Indemnitors hereunder notwithstanding the payment in full of the Obligations or the release or other extinguishment of any or all of the Mortgages and/or other Loan Documents and/or any other security for the Obligations.


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            (c) Notwithstanding the payment in full of all of the obligations hereunder and the payment (or performance) in full of all of the Obligations under the Loan Documents, this Indemnity Agreement shall not terminate if any of the following shall have occurred:

                (i) the Collateral Agent, any of the Lenders or any affiliate thereof has at any time or in any manner participated in the management or control of, taken possession of (whether personally, by agent or by appointment of a receiver), or taken title to, any or all of the Properties or any portion thereof, whether by foreclosure, deed in lieu of foreclosure, sale under power of sale pursuant to the Loan Documents or otherwise; or

                (ii) there has been a change, between the date hereof and the date on which all of the obligations hereunder are paid in full, in any laws, the effect of which may be to make a lender or mortgagee liable in respect of any of such obligations, notwithstanding the fact that no event, circumstance or condition of the nature described in clause (i) above ever occurred.

SECTION 4. WAIVER.

THE INDEMNITORS HEREBY WAIVE (I) PROMPTNESS AND DILIGENCE; (II) NOTICE OF ACCEPTANCE AND NOTICE OF THE INCURRENCE OF ANY OBLIGATION BY THE INDEMNITORS;
(III) NOTICE OF ANY ACTIONS TAKEN BY THE AGENT, THE LENDERS, THE INDEMNITORS OR ANY INTERESTED PARTY UNDER ANY LOAN DOCUMENT OR ANY OTHER AGREEMENT OR INSTRUMENT RELATING THERETO; AND (IV) ALL OTHER NOTICES, DEMANDS AND PROTESTS, AND ALL OTHER FORMALITIES OF EVERY KIND IN CONNECTION WITH THE ENFORCEMENT OF THE OBLIGATIONS OF THE INDEMNITORS HEREUNDER THE OMISSION OF OR DELAY IN WHICH, BUT FOR THE PROVISIONS OF THIS SECTION 4, MIGHT CONSTITUTE GROUNDS FOR RELIEVING THE INDEMNITORS OF THEIR OBLIGATIONS HEREUNDER; (V) THE RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER, OR RELATING TO, THIS INDEMNITY AGREEMENT OR THE LOAN DOCUMENTS; (VI) ANY REQUIREMENT THAT THE AGENT OR THE LENDERS PROTECT, SECURE, PERFECT OR INSURE ANY SECURITY INTEREST OR LIEN IN OR ON ANY PROPERTY SUBJECT THERETO OR THE INDEMNITY OR EXHAUST ANY RIGHT OR TAKE ANY ACTION AGAINST THE BORROWER OR THE INDEMNITORS OR ANY OTHER PERSON OR ANY COLLATERAL AS A PRE-CONDITION TO THE AGENT'S OR THE LENDERS' RIGHT TO ENFORCE THIS INDEMNITY AGREEMENT IN ACCORDANCE WITH ITS TERMS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE INDEMNITORS HEREBY WAIVE ANY DEFENSE WHICH MAY ARISE BY REASON OF
(A) THE FAILURE OF THE AGENT OR THE LENDERS TO FILE OR ENFORCE ANY CLAIM AGAINST THE ESTATE (IN BANKRUPTCY OR ANY OTHER PROCEEDINGS) OF ANY PERSON OR PERSONS, OR
(B) ANY DEFENSE BASED UPON AN ELECTION OF REMEDIES BY THE AGENT OR THE LENDERS. THE INDEMNITORS SHALL ALSO WAIVE ANY RIGHTS OR DEFENSES THEY MAY HAVE UNDER COMMON LAW OR HAZARDOUS MATERIALS LAW FOR


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LIABILITY ARISING OUT OF A RELEASE OR PRESENCE OF HAZARDOUS MATERIALS ON THE
PROPERTIES.

SECTION 5. Subrogation.

            Nothing herein contained is intended or shall be construed to give to the Indemnitors any right of subrogation in or under the Notes or any other Loan Documents or any right to participate in any way therein or in the right, title or interest of the Collateral Agent and the Lenders in or to all or any portion of any of the Properties, any improvements on any of the Properties or any other property relating to the Obligations, notwithstanding any payments made by the Indemnitors under this Indemnity Agreement, all such rights of subrogation and participation being hereby expressly and irrevocably waived and released by the Indemnitors.

SECTION 6. Notices; Etc.

            All notices, demands, offers, elections or other communications required or permitted hereunder shall be in writing and shall be personally delivered, delivered by overnight courier, or mailed by registered or certified mail, postage prepaid, with return receipt requested and addressed to the party at its address set forth below, or sent by facsimile at the facsimile numbers set forth below (with confirmation by first-class mail) including in all cases, with charges prepaid:

               If to the Indemnitors, to:   Decora Industries, Inc.
                                            One Mill Street
                                            Fort Edward, New York  12828-1727
                                            Attention:  Chief Financial Officer
                                            Telephone:  518-747-6255
                                            Telecopier:  518-747-5089

               with a copy to               ____________________________________
                                            ____________________________________
                                            ____________________________________
                                            Attn:
                                            Fax No.

               If to Indemnitee:            Ableco Financing LLC
                                            450 Park Avenue
                                            New York, New York 10022
                                            Attn:  Eric F. Miller
                                            Fax No. (212) 758-5305


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               with copies to:              Schulte Roth & Zabel LLP
                                            900 Third Avenue
                                            New York, New York 10022
                                            Attn:  Frederic L. Ragucci, Esq.
                                            Fax No. 212-593-5955


or at such other address or facsimile number, as from time to time, shall be supplied by a party to the others by like notice. The Lenders and the Collateral Agent may rely, and shall be fully protected in relying, on any notice purportedly made by or on behalf of the Indemnitors and the Lenders and the Collateral Agent shall have no duty to verify the identity or authority of any Person giving such notice. The preceding sentence shall apply to all notices whether or not in a manner authorized or required by this Indemnity Agreement. Any properly given notice shall be effective when received.

SECTION 7. Miscellaneous.

            (a) The Indemnitors shall make any payment required to be made hereunder in lawful money of the United States of America and in same day funds to the Collateral Agent at its address specified in Section 6 hereof.

            (b) In the event that any amount payable hereunder by the Indemnitors to the Collateral Agent or the Lenders is not paid when due, the Indemnitors shall pay interest on such amount at an annual rate equal to the Default Rate until such time as such amount, together with any accrued interest thereon, shall have been paid in full to the Collateral Agent and the Lenders.

            (c) Subject to the provisions of the Financing Agreement, no provision of this Indemnity Agreement may be waived, changed, amended, modified or discharged without an agreement in writing and signed by the Indemnitors and the Collateral Agent, and no waiver of, or consent to, any departure by the Indemnitors from any provision of this Indemnity Agreement shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and, notwithstanding anything contained to the contrary herein, all such waivers and modifications may be given or withheld in the sole judgment of the Collateral Agent. Without limiting the foregoing, the Indemnitors hereby irrevocably waive any right to claim that any provision of this Indemnity Agreement, including the provisions set forth in this subsection, have been waived orally or by the acts or omissions of the Collateral Agent or the Lenders.

            (d) The Collateral Agent or the Lenders may take or release other security for the payment of the Obligations, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the reduction or satisfaction of the Obligations without prejudice to any of its rights under this Indemnity Agreement.

            (e) No failure on the part of the Collateral Agent or the Lenders to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the

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Collateral Agent and the Lenders provided herein and in the Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent and the Lenders under any Loan Document against any party thereto are not conditional or contingent upon any attempt by the Collateral Agent or the Lenders to exercise any of its rights under any other Loan Document against such party or against any other person or collateral.

            (f) Any provision of this Indemnity Agreement which is prohibited or unenforceable in any jurisdiction or prohibited or unenforceable as to any Person shall, as to such jurisdiction or Person, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction or as to any other Person.

            (g) This Indemnity Agreement shall (i) be binding upon the Indemnitors and their successors and assigns, and (ii) inure, together with all rights and remedies of the Lenders hereunder, to the benefit of the Collateral Agent and the Lenders, their respective directors, officers, employees and agents, and their respective successors and assigns, and to any other Person(s) who acquires any of the Properties (or any portion thereof) at a foreclosure sale or otherwise through the exercise of the Collateral Agent's or the Lenders' rights and remedies under the Loan Documents. Without limiting the generality of clause (ii) of the immediately preceding sentence, but subject to the provisions of the Financing Agreement, the Collateral Agent and the Lenders may assign or otherwise transfer all or any portion of their rights and obligations under this Indemnity Agreement to any other Person, and such other Person shall thereupon become vested with all of the rights and obligations in respect thereof granted to the Collateral Agent and the Lenders herein or otherwise. None of the rights or obligations of the Indemnitors hereunder may be assigned or otherwise transferred without the prior written consent of the Lenders.

            (h) The Indemnitors hereby irrevocably and unconditionally (i) submit for themselves and their property in any legal action or proceeding relating to this Indemnity Agreement, or for recognition and enforcement of any judgment in respect hereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts thereof, (ii) consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of any such action or proceeding in any such court including, without limitation, any objection that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same, (iii) agree not to commence any legal action or proceeding relating to this Indemnity Agreement in any jurisdiction other than those set forth in clause (i) above, (iv) agree to service of any and all process in any such action or proceeding to the address set forth in Section 6 hereof, (v) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction and (vi) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (i) The Indemnitors acknowledge and agree that their obligations under this Indemnity Agreement are in addition to any and all legal liabilities, obligations and responsibilities


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(under common law, statute, rule, regulation or order) imposed on them, by any applicable Hazardous Materials Law.

            (j) The title of this document and the captions used herein are inserted only as a matter of convenience and for reference and shall in no way define, limit or describe the scope or the intent of this Indemnity Agreement or any of the provisions hereof.

            (k) This Indemnity Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed in the State of New York without regard to conflict of law principles of such State.

            (l) This Indemnity Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  [Remainder of page intentionally left blank]


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            IN WITNESS WHEREOF, the Indemnitors have duly executed this
Indemnity Agreement as of the date first written above.


                                            Indemnitors

                                            DECORA, INCORPORATED,
                                            a Delaware corporation


                                            By:_________________________________
                                                   Name:
                                                   Title:

                                            DECORA INDUSTRIES, INC.,
                                            a Delaware corporation


                                            By:_________________________________
                                                   Name:
                                                   Title:


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                                   SCHEDULE A

                  Exceptions to Representations and Warranties

None.

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                                    EXHIBIT A

                                Legal Description

                    [Exhibit commences on the following page]